BEVERLY NATIONAL CORPORATION
                                 240 Cabot Street
                                Beverly, MA  01915

                                                        December 24, 1996

Ms. Julia L. Robichau
121 Topsfield Road
Wenham, MA 01984



Dear Ms. Robichau:

     Beverly National Corporation, a Massachusetts corporation ("Corporation"), recognizes that during your tenure as an officer of the Corporation and of Beverly National Bank, a wholly-owned subsidiary of the Corporation (the "Bank"), you have contributed to the growth and success of the Bank in significant ways, and that you have developed an intimate knowledge of the business and affairs of the Bank and of its policies, methods, personnel and problems. The Corporation also recognizes that such contributions and knowledge are expected to be of significant benefit to the future growth and success of the Bank and the Corporation.

    The Board of Directors of the Corporation (the "Board") recognizes that a change in control of the Corporation may occur and that the threat of such a change in control may result in the departure of management personnel to the detriment of the Corporation and its stockholders. The Board has determined that appropriate steps should be taken to reinforce and encourage the continued dedication of members of the Bank's and the Corporation's management, including yourself, to their assigned duties in the face of the potentially disturbing circumstances arising from the possibility of such a change in control. The continued performance of your duties as an officer of the Bank and the Corporation may require your strenuous opposition to such a threatened change in control which, in the judgment of the Board, may not be in the best interests of the Corporation and its stockholders, and your opposition to such a threatened change in control of the Corporation could prevent or inhibit you from effectively continuing your duties as an officer of the Bank and the Corporation should such a change of control occur.

     In order to induce you to remain in the employ of the Bank and the Corporation and to continue to perform your duties as an officer of the Bank and the Corporation in a manner which is, in your judgment, in the best interests of the Bank and the Corporation, the Corporation hereby agrees to provide you with certain severance benefits in the event your employment with the Bank or the Corporation is terminated subsequent to a change in control (as defined in Section 1 hereof) under the circumstances described below.

     1. Change in Control. No benefits shall be payable hereunder unless there shall have been a change in control as set forth below, and your employment by the Bank or the Corporation shall thereafter have been terminated in accordance with Section 2 below. For purposes of this Agreement, a "Change in Control" of the Corporation shall mean any of the following:


                                     RA16

         (a)  The acquisition of "control" (within the meaning of Section 2(a)
(2) of the Bank Holding Company Act of 1956, as amended, or Section 602 of the Change in Bank Control Act of 1978) of the Corporation by any person, company or other entity;

         (b) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 thereunder), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then-outstanding securities.

         (c) Any such person becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing less than 20% of the Corporation's then-outstanding securities, but is determined by a court or regulatory agency with jurisdiction over the matter to possess or to have exercised control over the Corporation; or

         (d) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Corporation's stockholders of each new director was approved by a vote of at least three-fourths of the directors of the Corporation then still in office who were directors at the beginning of the period; or

         (e) The Corporation sells a majority of its assets, or enters into any transaction in which another entity (other than an insurer of the deposit liabilities of a subsidiary of the Corporation) assumes a majority of the deposit liabilities of any subsidiary of the Corporation.

     2. Termination Following Change in Control. You shall be entitled to the benefits provided for in Section 3(c) hereof upon the termination of your employment as an officer of the Bank or the Corporation (i) by reason of your resignation, as defined in Section 2(c) hereof, within twenty-four (24) months after a Change in Control, or (ii) for any other reason, voluntary or involuntary, within twenty-four (24) months after a Change in Control, unless your employment is terminated (A) because of your death, retirement, or disability or (B) by the Bank or the Corporation for Cause (as hereinafter defined). In the event your employment with the Bank or the Corporation, but not both, shall be terminated and you shall be entitled to the benefits provided in Section 3 hereof, you may thereafter terminate your employment with the Corporation or the Bank, respectively, and continue to be entitled to the benefits provided in Section 3 hereof.

         (a)  Retirement; Disability.
              (i) Termination by the Bank or the Corporation or you of your employment based on retirement shall mean the mandatory termination of your employment in accordance with the Bank's retirement policy including (at your sole election and as set forth in writing) early retirement, generally applicable to its salaried employees or in accordance with any retirement arrangement established with your consent with respect to you.

              (ii) Termination by the Bank or the Corporation of your employment based on disability shall mean termination because of your inability, as a result of your incapacity due to physical or mental illness, to perform the services required of you as an employee for a period aggregating six months or more within any 12-month period.
                                 RA17

         (b) Cause. Termination by the Bank or the Corporation of your employment for "Cause" shall mean termination upon

              (i) the willful and continued failure by you to substantially perform your duties (other than any such failure resulting from your incapacity due to physical or mental illness) after a demand for substantial performance is delivered to you by the Board of Directors of the Bank or the Board which specifically indentifies the manner in which such board believes that you have not substantially performed your duties, or

              (ii) a conviction for criminal misconduct by you which is materially injurious to the Bank or the Corporation monetarily or otherwise.

     For purposes of this paragraph (b), no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interests of the Bank or the Corporation.

     Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors of the Bank or the Board at a meeting of such board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before such board), finding that in the good faith opinion of such board you were guilty of conduct set forth above in clauses (i) or (ii) of the first sentence of this paragraph and specifying the particulars thereof in detail.

         (c) Resignation. Your voluntary resignation from employment with the Corporation or the Bank for any reason as set forth in a letter from you delivered to the Board or to the Board of Directors of the Bank.

         (d) Notice of Termination. The Corporation agrees that it will, and will cause the Bank to, promptly furnish you with a written Notice of Termination. Any purported termination by you shall be communicated by written Notice of Termination to the Bank, with a copy to the Corporation. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

         (e)  Date of Termination.  "Date of Termination" shall mean:
              (i)   if your employment is terminated for disability, thirty
(30) days after Notice of Termination is given,

              (ii) if your employment is terminated by the Bank or the Corporation for Cause, the date specified in the Notice of Termination, and

              (iii) if your employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within five
(5) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute

                                    RA18
is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of court ofcompetent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     3.  Compensation During Disability or Upon Termination.

        (a) During any period that you fail to perform your duties as a result of incapacity due to physical or mental illness, the Corporation shall pay you, to the extent it is not paid by Bank, an amount equal to your full base salary at the rate then in effect until the Date of Termination. Thereafter, your benefits shall be determined in accordance with the Bank's long-term disability plan then in effect.

        (b) If your employment shall be terminated for Cause, the Corporation shall pay you, to the extent it is not paid by Bank, an amount equal to your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination was given and the Corporation shall have no further obligations to you under this Agreement.

        (c) If, within twenty-four (24) months after a Change in Control shall have occurred, your employment by the Bank or the Corporation shall be terminated other than for Cause, your death, disability or retirement, then the Corporation shall pay you within five days after the Date of Termination an amount equal to the sum of:

             (i) An amount equal to your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination was given, to the extent Bank does not promptly pay such amount; plus

             (ii) A lump sum amount equal to the product of (A) the average sum of your annual base compensation (salary plus bonus) paid to you by the Bank or the Corporation and includible in your taxable income for the five years preceding a Change in Control multiplied by (B) the number three (3), less one hundred (100) dollars; plus

             (iii) All legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided for by this Agreement).

       (d) You shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 3 be reduced by any compensation earned by you as the result of employment by another employer after the Date of Termination, or otherwise.

       (e) Notwithstanding any provision hereof to the contrary, no payment hereunder shall be made if it would violate any applicable law, rule or regulation, including without limitation, 12 C.F.R. Part 359, as promulgated by the Federal Deposit Insurance Corporation.

                                    RA19

     4. Successors; Binding Agreement.

       (a) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Corporation in the same amount and on the same terms as you would be entitled to hereunder if you resigned (as defined in Section 2(c) hereof) within twenty-four (24) months after a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 4 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

       (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there be no such designee, to your estate.

     5. Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Corporation shall be directed to the attention of the Board with a copy to the Chairman of the Board, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     6. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other or failure to comply with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts. This Agreement is made under seal.

     7. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                                   RA20

     8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     9. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Notwithstanding the pendency of any such dispute or controversy, the Corporation will pay you promptly an amount equal to your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and provide you with all compensation, benefits and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 2(e) hereof, to the extent Bank does not make such payments or continue such benefits. Amounts paid under this Section 9 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     10. Election of Benefits. An election by you to resign after a Change in Control under the provisions of this Agreement will not constitute a breach by you of any employment agreement between the Corporation (or any subsidiary thereof) and you and will not be deemed a voluntary termination of employment by you for the purpose of interpreting the provisions of any benefit plans, programs or policies. Nothing in this Agreement will be construed to limit your rights under any employment agreement you may then have with the Corporation, provided, however, that if you become entitled to compensation under Section 3 hereof following a Change in Control, you may elect either to receive the severance payment provided in Section 3 or such termination benefits as you may have under any such employment agreement, but may not elect to receive both.

     If this letter correctly sets forth our agreement on the object matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter which will then constitute our agreement on this subject.

ATTEST:                              BEVERLY NATIONAL CORPORATION

/s/ John L. Good III                    /s/ Lawrence M. Smith
_______________________              By__________________________
Chairman, Compensation                 Its:  President
Committee of the Board
of Directors

Agreed to this 24th day
 of December, 1996.

/s/ Julia L. Robichau
______________________
Julia L. Robichau
                                 RA21